UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2016

Code Rebel Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37377	46-4825060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Ho’okele Street, Suite 102 Kahului, HI	96732
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (808) 871-6496

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On March 11, Code Rebel Corporation (the “Company”), CR Acquisition Corporation, a Delaware corporation wholly owned by the Company (“CRAC”), and Aegis Identity Software, Inc., a Delaware corporation (“Aegis”), entered into an Agreement and Plan of Merger that provides for the acquisition of Aegis by the Company (such agreement, as it may be amended from time to time, the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, CRAC will merge with and into Aegis, with Aegis surviving the Merger as a wholly owned subsidiary of the Company (the “Merger”). If the Merger is effectuated, Aegis stockholders will be issued such number of Code Rebel common stock (the “CR Shares”) on the closing date of the Merger as will in aggregate constitute 60% of the issued and outstanding CR Shares on a fully-diluted basis on the closing date.

The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”), who recommends that it be submitted to the stockholders for approval.

The Merger Agreement contains customary representations and warranties by each of the parties, and also contains customary covenants and agreements, including, among others, agreements by the Company and Aegis to (i) carry on its business in the ordinary course consistent with past practice and (ii) refrain from undertaking a number of actions without the consent of the other party (not to be unreasonably withheld), including, but not limited to, incurring indebtedness, settling claims or actions, certain matters related to capital expenditures, the declaration of dividends, the issuance or sale of equity interests, and amending material contracts, in each case, during the period from the date of the Merger Agreement to the Effective Time (as defined in the Merger Agreement).

At the Effective Time, the post-Merger board of directors of the Company will consist of seven directors and comprise of a mix of certain current directors of Aegis and current existing Company directors, each to hold office in accordance with the certificate of incorporation and by-laws of the Company, as amended and restated. The post-Merger board will be a classified board, divided into three classes.  At the Effective Time, the certificate of incorporation and bylaws of the Company will be amended to be substantially in the forms set forth in the Merger Agreement, which, among other things, reflect the establishment of a classified board. The classified board provides that directors will serve in three separate classes, each with a term of three years and, accordingly, restricts the ability of stockholders to replace a majority of the directors during any annual election of directors.  Additionally, from and after the Effective Time, certain officers of Aegis will become the officers of the Company, as identified in the Merger Agreement.

Each of the Company and Aegis is subject to customary non-solicitation restrictions on its ability to solicit, initiate, or knowingly encourage or take any actions to facilitate or encourage alternative acquisition proposals. However, subject to certain limitations set forth in the Merger Agreement, a party may furnish non-public information to and negotiate with third parties who submit unsolicited alternative acquisition proposals at any time prior to receipt of the stockholder approval of the Merger and Merger Agreement if the board of directors of such party determines in good faith that the alternative proposal constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement). Each party is able to withdraw from the Merger and accept a Superior Proposal if such action is consistent with the fiduciary duties of its directors and prior written notice is provided to the other party.

If the Merger Agreement is terminated by a party due to a Superior Offer or the acceptance of a Takeover Proposal (as defined in the Merger Agreement), such party must pay to other party a termination fee equal to the greater of (i) 150% of the costs and expenses incurred by such other party in connection with the Merger or (ii) 5% of the consideration paid to the terminating party or its stockholders in such Takeover Proposal in excess of the consideration that would be payable by such other party in the Merger (based on the value of the CR Shares).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

The Merger Agreement has been included as an exhibit to this filing to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement. These confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Joint Operating Agreement

In connection with the execution and delivery of the Merger Agreement, the Company and Aegis entered into a joint operating agreement (the “Joint Operating Agreement”), attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Under the terms of the Joint Operating Agreement, an operations board, initially comprised of five Aegis appointees and two Code Rebel appointees, may recommend certain actions for the mutual benefit of the parties in anticipation of the closing of the Merger.  Pursuant to the Joint Operating Agreement, Aegis may also request financing from Code Rebel, upon the same terms as the promissory note issued by Aegis to Code Rebel on January 14, 2016 which was described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2016.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, as a condition precedent by Aegis to enter into the Merger Agreement, certain stockholders of Code Rebel entered into a voting agreement (the “CR Voting Agreement”) under which the stockholders that hold more than 50% of the issued and outstanding CR Shares agreed to vote in favor of the Merger and the related transactions, including to amend and restate the Company’s charter, under which the authorized shares of the Company would be increased to 100,000,000 shares which is sufficient to facilitate the Merger.  Parties to the CR Voting Agreement also agreed to vote for the appointment of the board nominated slate of directors, the ratification of the appointment of the Company’s auditors and the ratification of the 2014 Code Rebel Equity Incentive Plan.  The form of the CR Voting Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by this reference.

In connection with the execution and delivery of the Merger Agreement, as a condition precedent by the Company to enter into the Merger Agreement, certain stockholders of Aegis that hold more than 50% of the issued and outstanding shares of common stock of Aegis also entered into a voting agreement (the “Aegis Voting Agreement”) with Aegis under which the Aegis stockholders agreed to approve the Merger and the related transactions.

Under the terms of the CR Voting Agreement and the Aegis Voting Agreement, all of the stockholder consents required for the approval of the Merger Agreement and the related transactions have been approved.

Item 5.08	Stockholder Director Nominations

The Company will schedule a stockholder’s meeting, during which stockholders will be asked to approve the Merger and Merger Agreement. This meeting will also be the Company’s first annual meeting of stockholders (the “2016 Annual Meeting”), and the stockholders will be asked to elect directors and approve the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.   The Board has set the record date for this meeting as April 30, 2016.

In accordance with the Company’s bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2016 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company’s principal executive offices at 77 Ho’okele Street, Suite 102, Kahului, Hawaii 96732, and addressed to the attention of the Corporate Secretary on or before the close of business on March 11, 2016.

Because the Company did not have an annual meeting last year, the Company has set a deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting and which is consistent with our Bylaws. In order to be considered timely, such proposals must be received by the Company at its principal executive offices, addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Daylight Time on March 31, 2016. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

Item 8.01	Other Events.

On March 14, 2016, the Company issued a press release (the “Press Release”) announcing the entry into the Merger Agreement.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 8.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward Looking Statements

This Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions regarding the potential merger with Aegis and our expectations regarding the effects of such merger.  These forward-looking statements are made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties, and actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences include, but are not limited to, the execution or entry into a merger agreement on satisfactory terms; a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; the impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; changes in government regulation; the ability to complete customer transactions; and other factors relating to our industry, our operations and results of operations and any businesses that may be acquired by us.

You should not place any undue reliance on these forward looking statements, which speak only as of the date of this Current Report.  Additional information concerning factors that might affect our business or stock price, which could cause actual results to materially differ from those in forward-looking statements is contained in Code Rebel’s filings, including quarterly and annual reports that we file with the Securities and Exchange Commission.  Such forward-looking statements only speak as of the date of this Current Report.  We undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Merger Agreement
Exhibit 10.1	Form of Voting Agreement
Exhibit 10.2	Joint Operating Agreement
Exhibit 99.1	Press Release, dated March 14, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	CODE REBEL CORPORATION

	By:	/s/ Arben Kryeziu
Arben Kryeziu
Chairman and Chief Executive Officer